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                                                                    Exhibit 16.1

July 14, 2005


United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Wyoming Oil & Minerals, Inc.

Dear Sirs/Madams:

We have read the statements in Item 4.01 of Form 8-K of Wyoming Oil & Minerals, Inc. dated July 14, 2005. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/  Stark Winter Schenkein & Co., LLP